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                                                                   Exhibit 10.11

                             CONTRIBUTION AGREEMENT


         This CONTRIBUTION AGREEMENT (this "Agreement") entered into on ___________, __, 1996, is made effective as of the effective date of the initial public offering of Common Stock on Registration Statement Form S-1 (the "Effective Date") of Kani, Inc., a California corporation (the "Company"), by and between the Company and Skechers USA, Inc. ("Skechers").

                                   BACKGROUND

         A. Skechers has agreed to contribute to the Company (i) the master license agreement covering all products marketed and sold under the Karl Kani brand name (the "Master License") and the sublicenses thereunder and (ii) all of the operating assets and liabilities, but specifically excluding amounts owed by the Company to Robert Greenberg, relating to the ongoing footwear business conducted by Skechers to the extent such assets are used by Skechers solely in the connection with the sale of products under the Karl Kani brand name, together with the rights to certain customer lists (the "Kani Operations Assets"), in exchange for 100% of the outstanding Common Stock of the Company.

         B. This Agreement is intended to accomplish and memorialize the above contributions and to provide certain operating agreements applicable to the relationship between Skechers and the Company concerning the existing and ongoing business of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereof, the parties agree as follows:

         1.      Contribution.

                 (a) On the Effective Date, Skechers shall transfer to the Company the Master License Agreement and the Kani Operations Assets as set forth on Schedule A attached hereto. In consideration therefor, the Company hereby covenants that on the Effective Date, it shall issue or cause to be issued to Skechers 100% of its outstanding Common Stock.

                 (b) Heller Financial, Inc. ("Heller") extended a credit facility to Skechers to fund the operations of Skechers (including the operations of the Company as a division of Skechers) with an outstanding principal amount of $_________ as of the date hereof (the "Heller Loan"). Effective as of the Effective Date, the Heller Loan will be terminated and the following will occur: (i) Skechers and Heller will enter into a credit facility with similar terms and conditions as the Heller Loan for an aggregate amount of $__________ (representing ___% of the principal amount of the Heller
Loan), such amount to be secured





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by the assets of Skechers and (ii) the Company and Heller will enter into a credit facility with similar terms and conditions as the Heller Loan for an aggregate amount of $_________ (representing ___% of the principal amount of the Heller Loan), such amount to be secured by the assets of the Company.

         2.      Transfer of Stock, Operations and Assets.

                 (a) Effective as of the Effective Date, Skechers conveys, assigns, transfers and delivers to the Company and the Company hereby acquires from Skechers all of its right, title and interest in and to the Kani Operations Assets. Skechers not shall use the following name in business:
Kani, Inc.; provided, however, nothing herein shall limit Skechers from the use of its name or initials in any way.

                 (b) The contributions under subsection (a) above shall only be effective upon, on the Effective Date, the issuance by the Company to Skechers of all of its outstanding Common Stock.

         3.      Employees.

                 (a) Six employees of Skechers will become employees of the Company, effective as of the Effective Date. The employees are set forth on Schedule B attached hereto.

         4.      Indemnification.

                 (a) Skechers shall indemnify and hold harmless the Company against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by the Company which arise out of or relate to (i) any breach or violation of this Agreement by Skechers, (ii) any breach of any of the representations or warranties made in this Agreement by Skechers and (iii) the ownership and use of the Kani Operations Assets prior to the Effective Date.

                 (b) The Company shall indemnify and hold harmless Skechers against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by Skechers which arise out of or relate to
(i) any breach or violation of this Agreement by the Company, (ii) any breach of any of the representations or warranties made in this Agreement by the Company and (iii) the ownership and use of the Kani Operations Assets on or after the Effective Date.

         5. Representations, Warranties and Covenants of Skechers. Skechers represents, warrants, and covenants to the Company as follows:





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                 (a)      There is no material dispute, grievance, controversy
or strike pending or, to the best of the knowledge and belief of Skechers, threatened against Skechers and related to the Kani Operations Assets.

                 (b) There are no actions, suits or proceedings pending, except as may be filed but not served of which Skechers has no knowledge, or, to the best knowledge of Skechers, threatened, against or affecting Skechers, or any of its properties or businesses, at law or in equity, or before or by any United States, state, local or foreign governmental department, commission, board, bureau, agency or instrumentality, which relate to the Kani Operations Assets. Skechers is not subject to any order, writ, injunction or decree of any court or governmental agency or body, domestic or foreign, relating to the operation of the Kani Operations Assets.

                 (c) Skechers is not as of the date hereof and, as a result of the transactions contemplated hereby, will not be as of the Effective Date in violation of any law, rule, regulation, ordinance, code or order of any governmental authority relating to the ownership and use of the Kani Operations Assets. All governmental licenses, permits, approvals, authorizations and consents have been obtained as are required to own or lease the assets of and conduct the business of Kani Operations Assets as currently conducted and in order to carry out the transactions contemplated hereby.

                 (d) Skechers has full power to own or lease the Kani Operations Assets, as now owned or leased, to own or lease the assets of and carry out the business of the Company, to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action required on the part of Skechers. When executed by the parties hereto, this Agreement will constitute the valid and legally binding obligation of Skechers, enforceable against Skechers in accordance with its terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles.

                 (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which Skechers is a party or by which it is bound or violate any law, regulation, interpretation order, writ, injunction or decree applicable to Skechers or any of its properties or assets.

                 (f) Upon consummation of the transactions contemplated by this Agreement, the Company will have good and marketable title in and to the Kani Operations Assets free and clear of all liens, charges or encumbrances, except (i) liens for taxes not yet





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due, (ii) mechanics' and similar liens, (iii) liens in the ordinary course of business not material in nature, and (iv) unknown liens which, if discovered, shall be satisfied prior to the Effective Date.

         6. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be mailed (return receipt requested), telegraphed, sent by facsimile or delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the other, and any such notice, request, demand or other communication shall be effective upon receipt.

If to Skechers:                   Skechers USA, Inc.
                                  228 Manhattan Beach Blvd., Suite 200
                                  Manhattan Beach, CA 90266
                                  Telephone:  (310) 318-3100
                                  Facsimile:  (310) 318-5019
                                  Attention:  Robert Greenberg
                                              Chief Executive Officer

If to the Company:                Kani, Inc.
                                  228 Manhattan Beach Blvd., Suite 200
                                  Manhattan Beach, CA 90266
                                  Telephone:  (310)
                                  Facsimile:  (310)
                                  Attention:

         7. Miscellaneous. Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, not be in effect to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. No amendment or waiver of any provision of this Agreement, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by an authorized representative of the other party and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. All rights and remedies of the parties hereunder shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies which either may have under any other agreement or instrument, by operation of law, or otherwise. This Agreement shall become effective when it is executed by all parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that the Company shall not have the right to assign its rights, obligations or interests hereunder without the prior written consent of Skechers. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in said State.





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         8.      Attorneys' Fees.  In the event of any dispute arising out of or in connection with this Agreement, and any documents executed pursuant hereto, the prevailing party, in addition to any other amounts which it may be entitled to, shall be entitled to recover from the other party reasonable attorneys' fees and court costs as shall be awarded in the resolution of such dispute.

         9.      Reference Provision.

                 (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles County, California, in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior court of Los Angeles County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Los Angeles County Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one preemptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.





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                 (b)      Except as expressly set forth in this Agreement, the
referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                 (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                 (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Los Angeles County Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and which taken together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by duly authorized representatives as of the date first above written.


                                           KANI, INC.
                                           a California corporation



                                           By:_______________________________
                                              Name:  David Weinberg
                                              Title: Chief Financial Officer



                                           SKECHERS USA, INC.
                                           a California corporation



                                           By:_______________________________
                                              Name: Robert Greenberg
                                              Title: Chief Executive Officer




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                                   SCHEDULE A

                                 See attached.





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                                   SCHEDULE B

                                 See attached.





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